                                                            EXHIBIT 99.B 10 (a)

                           GARDNER, CARTON & DOUGLAS
                           Suite 3400 - Quaker Tower
                             321 North Clark Street
                         Chicago, Illinois  60610-4795
                                 (312) 644-3000
                          Telecopier:  (312) 644-3381



                                 July 17, 1989



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Prudential-Bache Structured Maturity
          Fund, Inc. Indefinite Number of Shares
          of Common Stock, $.01 Par Value
          --------------------------------------

Ladies and Gentlemen:

     As counsel for Prudential-Bache Structured Maturity Fund, Inc., a Maryland corporation (the "Fund"), we have examined the proceedings taken and being taken for the registration by the Fund on Form N-1A of an indefinite number of shares of its Common Stock, $.01 par value.

     We have examined all instruments, documents and records which, in our opinion, were necessary of examination for the purpose of rendering this opinion. Based upon such examination, we are of the opinion that the above-described shares of Common Stock will be, if and when issued by the Fund in the manner and upon the terms set forth in said Form N-1A, validly authorized and issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Fund's Registration Statement on Form N-1A, as it may be amended.

                                     Very truly yours,

                                     /s/ GARDNER, CARTON & DOUGLAS



PHD/AJS/KJF/cav